Exhibit 99.1

The following table sets forth a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the year ended November 26, 2006:

Unaudited
Year Ended
November 26, 2006
(in thousands)
Net Income before cumulative effect of change in accounting principle	74,254
Interest	71,961
Income Taxes	37,576
Depreciation and amortization	30,185
EBITDA	213,976
Management fees paid to KKR	721
Unusual items:
IPO expenses(a)	28,510
Workers compensation change in estimate(b)	(4,489
Debt extinguishment or other refinancing charges(c)	9,899
Other (various)(d)	1,648
Adjusted EBITDA	$250,265

(a)             Consists of one-time charges associated with the IPO as follows: cash bonuses to members of management of $17.5 million and a $11 million management services agreement termination fee paid to KKR.

(b)            Consists of changes in estimates underlying the reserves for workers’ compensation claims including a change from industry loss development factors to our own historical loss development factors and continuing favorable loss development on our claims.

(c)             Consists of $5.3 million of expenses associated with the extinguishment of debt retired with proceeds of the IPO and $4.6 million of expenses associated with the refinancing of the Company’s senior secured credit agreement in August 2006.

(d)            Consists of various immaterial adjustments.

The following table reconciles EBITDA to cash flows from operations for the year ended November 26, 2006:

Unaudited
Fiscal Year
2006
(in thousands)
EBITDA	$213,976
Adjustments to EBITDA to arrive at cash flow from operations:
Cumulative effect of change in accounting principle	287
Interest expense	(71,961)
Income taxes	(37,576)
Noncash charges against (credits to) net income:
Deferred income taxes	3,832
Noncash interest expense	4,859
Other, net	(5,211)
Changes in operating assets & liabilities	(50,059)
Cash flow from operations	$58,147

SEALY CORPORATION
Consolidated Statements of Cash Flow
(in thousands)

	Year Ended
	November 26, 2006	November 27, 2005	November 28, 2004
	(unaudited)
Cash flows from operating activities:
Net income/ (loss)	$73,967	$68,479	$(40,067)
Adjustments to reconcile net income/ (loss) to net cash provided by operating activities:
Depreciation and amortization	30,185	21,873	25,367
Deferred income taxes	3,832	9,610	(17,253)
Non cash interest expense:
Discount (premium) on Senior Subordinated Notes, net	—	—	(227)
Non cash interest on PIK debt	3,348	7,974	2,792
Amortization of debt issuance costs and other	1,511	4,122	3,387
Non cash charges associated with recapitalization:
Stock based compensation	—	—	24,571
Write off of deferred debt charges	—	—	14,377
Other	—	—	3,279
Stock based compensation	2,658	—	—
Write off of debt issuance costs related to debt extinguishments	6,302	3,400	—
Other, net	(14,362)	3,216	2,227
Cumulative effect of accounting change	287	—	—
Loss on sale of assets	478	—	—
Changes in operating assets and liabilities:
Accounts receivable	(15,133)	(2,585)	(10,087)
Inventories	(3,297)	(8,218)	(2,510)
Prepaid expenses and other current assets	(5,557)	5,556	594
Accounts payable	(6,088)	22,992	11,088
Accrued expenses	(7,701)	1,217	19,719
Other liabilities	(12,283)	(2,664)	6,207
Net cash provided by operating activities	58,147	134,972	43,464
Cash flows from investing activities:
Purchase of property, plant and equipment	(30,872)	(29,354)	(22,773)
Proceeds from sale of property, plant and equipment	535	9,979	1,768
Cash received from affiliate notes and investments	—	—	13,573
Net cash used in investing activities	(30,337)	(19,375)	(7,432)
Cash flows from financing activities:
Proceeds from initial public offering of common stock, net of underwriting discount and other direct costs of $24,489	295,348	—	—
Cash dividends	(138,648)	—	(50,353)
Cash flows associated with financing of the recapitalization:
Proceeds from issuance of common stock	—	—	436,050
Treasury stock repurchase	—	—	(748,146)
Proceeds from issuance of new long term obligations	—	—	1,050,000
Repayment of existing long term debt	—	—	(737,128)
Debt issuance costs	—	—	(36,403)
Issuance of Senior Subordinated PIK Notes	—	—	75,000
Borrowings under new credit facilities	440,000	—	—
Repayments of existing long term debt	(611,614)	(120,642)	(90,000)
Borrowings under revolving credit facilities	172,181	208,404	85,800
Repayments of amounts borrowed under revolving credit facilities	(177,155)	(195,233)	(80,800)
Exercise of employee stock options, including related excess tax benefits	2,559	478	47,361
Treasury stock repurchase, including direct expenses	—	—	(68,250)
Other	(1,609)	5,470	848
Net cash used in financing activities	(18,938)	(101,523)	(116,021)
Effect of exchange rate changes on cash	194	(299)	1,668
Change in cash and cash equivalents	9,066	13,775	(78,321)
Cash and cash equivalents:
Beginning of period	36,554	22,779	101,100
End of period	$45,620	$36,554	$22,779
Supplemental disclosures:
Taxes paid (net of tax refunds $233, $168 and $2,292 in fiscal 2006, 2005 and 2004, respectively)	$42,430	$40,683	$6,440
Interest paid	$68,101	$76,421	$62,635